PRICING SUPPLEMENT NO. 65                                       Rule 424(b)(3)
DATED:  March 28, 2003                                      File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)


                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B


Principal Amount: $115,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 4/2/2003    Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date:  4/2/2004         CUSIP#: 073928YZ0

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]  Federal Funds Effective Rate

[ ]  Federal Funds Open Rate            Interest Reset Date(s):  Daily

[ ]  Treasury Rate                      Interest Reset Period:  Daily

[ ]  LIBOR Reuters                      Interest Payment Date(s):  *

[ ]  LIBOR Telerate

[x]   Prime Rate +

[ ]  CMT Rate

Initial Interest Rate:  1.34%           Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus):  -2.91%

+  Prime Rate as reported on Telerate Page 5 under the heading "Bank
   Rates/Prime."

*  On the 2nd of July, October, January and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.